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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 15, 2006
                              (December 14, 2006)

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                            Arbor Realty Trust, Inc.
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             (Exact name of registrant as specified in its charter)

            Maryland                   001-32136               20-0057959
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

        333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553
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               (Address of principal executive offices) (Zip Code)

                                 (516) 832-8002
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                            Arbor Realty Trust, Inc.
                           Current Report on Form 8-K

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 14, 2006, Arbor Realty Trust, Inc. ("Arbor") announced that two of its consolidated subsidiaries, Arbor Realty Mortgage Securities Series 2006-1, Ltd. (the "Issuer") and Arbor Realty Mortgage Securities Series 2006-1 LLC (the "Co-Issuer" and together with the Issuer, the "Issuers") issued $547.5 million principal amount of investment grade-rated notes (the "Notes"), including a $100 million revolving note class that provides a revolving note facility (the "Revolving Note Facility") during the five-year replenishment period, evidencing a collateralized debt obligation, and sold such Notes in a private placement. Initially there is no amount outstanding under the Revolving Note Facility. Simultaneously with the issuance of the Notes, the Issuer issued and sold preferred shares with a notional amount of $52.5 million to a consolidated subsidiary of Arbor.

         The Notes were issued pursuant to an indenture, dated as of December 14, 2006. The information contained in Item 2.03 of this Form 8-K regarding the terms of the indenture and the Notes is incorporated by reference into this Item 1.01.

         The Issuer and Co-Issuer sold the Notes in a private placement pursuant to a purchase and placement agreement, dated as of December 14, 2006, with Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC. Wachovia Capital Markets, LLC was the initial purchaser of $447.5 million face amount of the Notes (all but the Class A-1AR Revolving Senior Secured Floating Rate Term Notes), which were resold to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and in the United States to U.S. persons who are qualified institutional buyers within the meaning of Rule 144A under the Securities Act and qualified purchasers within the meaning of the Investment Company Act of 1940, as amended. The up to $100 million face amount of the Class A-1AR Revolving Senior Secured Floating Rate Term Notes were placed by Wachovia Capital Markets, LLC, as placement agent and sold, pursuant to a note purchase agreement, dated as of December 14, 2006, among the Issuer, the Co-Issuer, Wells Fargo Bank, National Association and holders party to the note purchase agreement (the "Revolving Note Purchase Agreement"). The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Revolving Note Facility has a term of 5 years and has a per annum rate equal to 3-month LIBOR plus .31%. The Revolving Note Facility has a commitment fee of ..22% per annum on the undrawn portion of the facility.

         The net proceeds of the sale of the Notes were used to repay borrowings under Arbor's current credit facilities and transaction expenses. Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is the lender under a $650 million master repurchase agreement, dated as of December 23, 2003, as amended, with a consolidated subsidiary of Arbor. $200 million of the net proceeds from the sale of the Notes was used to reduce the amount outstanding under this agreement. Wachovia Bank, National Association is also the lender under a $100 million repurchase agreement with a consolidated subsidiary of Arbor. In addition Column Financial, Inc., an affiliate of Credit Suisse Securities LLC, is the lender under a $100 million master repurchase agreement, dated as of October 26, 2006, with a consolidated subsidiary of Arbor. $60 million of the net proceeds from the sale of the Notes was used to reduce the amount outstanding under this agreement. In connection with the issuance of the Notes, the Issuer entered into an interest rate swap agreement and an interest basis swap agreement, each dated as of December 14, 2006, with Wachovia Bank, National Association, as hedge counterparty as described in Item
2.03 of this Form 8-K.

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ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The following aggregate principal amounts of the following nine classes of Notes (each, a "Class") were issued pursuant to the terms of an indenture, dated as of December 14, 2006 (the "Indenture") by and among Arbor Realty Mortgage Securities Series 2006-1, Ltd. (the "Issuer"), Arbor Realty Mortgage Securities Series 2006-1 LLC (the "Co-Issuer" and together with the Issuer, the "Issuers") Arbor Realty SR, Inc., as advancing agent, and Wells Fargo Bank, National Association, as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent, backup servicer and notes registrar: (1) $230,000,000 aggregate principal amount of Class A-1A Senior Secured Floating Rate Term Notes, (2) $100,000,000 aggregate principal amount of Class A-1AR Revolving Senior Secured Floating Rate Term Notes, (3) $72,900,000 aggregate principal amount of Class A-2 Second Priority Senior Secured Floating Rate Term Notes, (4) $41,100,000 aggregate principal amount of Class B Third Priority Floating Rate Term Notes, (5) $31,200,000 aggregate principal amount of Class C Fourth Priority Floating Rate Capitalized Interest Term Notes, (6) $13,350,000 aggregate principal amount of Class D Fifth Priority Floating Rate Capitalized Interest Term Notes, (7) $14,250,000 aggregate principal amount of Class E Sixth Priority Floating Rate Capitalized Interest Term Notes, (8) $13,650,000 aggregate principal amount of Class F Seventh Priority Floating Rate Capitalized Interest Term Notes, (9) $16,950,000 aggregate principal amount of Class G Eighth Priority Floating Rate Capitalized Interest Term Notes, and (10) $14,100,000 aggregate principal amount of Class H Ninth Priority Floating Rate Capitalized Interest Term Notes. Simultaneously with the issuance of the Notes, the Issuer also issued and sold preferred shares (the "Preferred Shares") with a notional amount of $52.5 to a consolidated subsidiary of Arbor.

         Initially, the Notes are secured by a portfolio of collateral debt securities with a face value of approximately $366.3 million, consisting primarily of real estate-related bridge loans, mezzanine loans and participating interests in first mortgage loans, and approximately $133.8 million of cash available for investment in similar real estate-related collateral debt securities in the future. The Issuer may draw against the Revolving Note Facility under the Revolving Note Purchase Agreement to purchase additional real estate-related assets and to fund principal advances under existing assets, which would increase the size of the portfolio and serve as collateral for the Notes. Arbor intends to own the portfolio of collateral debt securities until its maturity and will account for the issuance of the Notes on its balance sheet as a financing. The financing has a five-year replenishment period that allows the principal proceeds and sale proceeds (if any) of the collateral debt securities to be reinvested in qualifying replacement collateral debt securities, subject to the satisfaction of certain conditions set forth in the Indenture.

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         The collateral debt securities were purchased by the Issuer from other consolidated subsidiaries of Arbor, and each seller made certain representations and warranties to the Issuer with respect to the collateral debt securities it sold. If any such representations or warranties are inaccurate, the Issuer may compel the seller to repurchase the affected collateral debt security from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.

         The Issuer entered into a Collateral Management Agreement with Arbor Realty Collateral Management, LLC, a consolidated subsidiary of Arbor (the "Collateral Manager") pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the collateral debt securities and other eligible investments securing the Notes in exchange for a fee which is payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture. The Collateral Manager's fee is equal to 0.25% per annum of the net outstanding portfolio balance (the sum of without duplication) (i) the aggregate principal balance of the collateral debt securities (excluding "defaulted securities") and the principal proceeds thereof, (ii) cash and eligible investments held in certain accounts pledged as security for payment the Notes, (iii) with respect to any collateral debt securities that are "defaulted securities," the anticipated recovery as determined and calculated under the Indenture) , and (iv) the undrawn amount of the revolving credit facility under the Revolving Note Purchase Agreement. The payment of 40% of the Collateral Manager's fee is senior to payments on the Notes and the payment of 60% is junior to payments on the Notes.

         The Issuer, the Collateral Manager and the trustee entered into a Servicing Agreement with Arbor Commercial Mortgage, LLC, the external manager of Arbor (the "Servicer"), pursuant to which the Servicer has agreed to service all the collateral debt securities (and, in the case of collateral debt securities that are whole loans or mezzanine loans, the underlying assets backing such collateral debt securities as well). In connection with its duties under the Servicing Agreement, the Servicer is not entitled to a base servicing fee, but will receive certain fees with respect to defaulted securities and the liquidation or workout of collateral debt securities, and will be entitled to retain, as additional servicing compensation, late fees, defaulted interest, extension fees, prepayment fees, partial release fees and similar servicing fees typically retained by servicers in servicing commercial mortgage loans. The payment or reimbursement of the Servicer's compensation will be senior to payments of interest on the Notes.

         The Notes represent non-recourse obligations of the Issuers payable solely from the collateral debt securities and other assets pledged under the Indenture. To the extent the collateral debt securities and other pledged assets are insufficient to make payments in respect of the Notes, neither of the Issuers will have any obligation to pay any further amounts in respect of the Notes.

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         The Notes have an initial weighted average interest rate of approximately 0.44% plus three-month LIBOR. Interest payments on the Notes are payable quarterly, beginning on April 26, 2007, to and including January 26, 2042, the stated maturity date of the Notes. In order to manage the Issuer's exposure to interest rate mismatches between the Notes and the collateral debt securities that bear interest at a fixed rate or at a floating rate not based on three-month LIBOR, the Issuer entered into an interest rate swap agreement and an interest basis swap agreement, each dated as of December 14, 2006, with Wachovia Bank, National Association, as hedge counterparty. As advancing agent under the Indenture, Arbor Realty SR, Inc., a consolidated subsidiary of Arbor, may be required to advance interest payments due on the Notes on the terms and subject to the conditions set forth in the Indenture. Arbor Realty SR, Inc. is entitled to receive a fee, payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.07% per annum on the aggregate outstanding principal amount of the Class A Notes and the Class B Notes (assuming, for this purpose, that the revolving credit facility has been fully drawn).

         Each Class of Notes will mature at par on January 26, 2042, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid well in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average lives of the nine classes of the Notes is currently expected to be between 6.4 years and 8.4 years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies. There is no assurance that such assumptions will be met.

         In general, payments of interest on any Class of Notes (including any defaulted interest amount related to such Class of Notes) will be senior to all payments of interest on any Class of Notes with a lower priority (including any defaulted interest amount related to such Class of Notes). In general, payments of principal of any Class of Notes (including, in the case of the Class C, Class D, Class E, Class F, Class G and Class H Notes, any capitalized interest related to such Class of Notes) will be senior to all payments of principal of any Class of Notes with a lower priority (including, in the case of the Class C, Class D, Class E, Class F, Class G and Class H Notes, any capitalized interest related to such Class of Notes).

         During the period from and including January 26, 2017 until (but not including) the date on which a clean-up call redemption may be exercised (as described below), the Notes and the Preferred Shares may be redeemed (in whole but not in part) if a successful auction of the collateral debt securities is completed in accordance with the terms of the Indenture (which requires, among other things, that the cash purchase price for such collateral debt securities, together with the balance of eligible investments and cash in certain accounts pledged to secure payment of the Notes, is at least equal to the amount necessary to redeem the Notes and pay certain other required amounts under the priority of payments set forth in the Indenture).

         The Notes are subject to a clean-up call redemption (at the direction of the Collateral Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes (excluding certain capitalized interest) has been reduced to 10% of the aggregate principal amount of the Notes outstanding on the issuance date.

         Subject to certain conditions described in the Indenture, on January 26, 2010 and on any interest payment date thereafter, the Issuer may redeem the Notes and the Preferred Shares at the direction of the holders of a majority of the aggregate outstanding notional amount of the Preferred Shares.

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         The Notes are also subject to a mandatory redemption on any interest payment date on which certain coverage tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Notes is to be paid from interest and principal proceeds of the collateral debt securities in accordance with the priority of payments set forth in the Indenture, until the applicable coverage tests are satisfied.

         Within 10 business days after the date (the "Effective Date") which is the earlier of 270 days after the issuance of the Notes or the date on which the aggregate principal balance of the collateral debt securities is at least equal to $600 million, the Issuer will request that each rating agency that rated a Class of Notes confirm the rating it initially assigned to such Class of Notes at the time of issuance. If any such initial rating of any Class of Notes has not been confirmed, or is reduced or withdrawn, within 20 business days after the Effective Date by any such rating agency, the Collateral Manager may within ten business days provide such rating agency a proposal with respect to the collateral debt securities. If such rating agency rejects the proposal, if the Collateral Manager elects not to submit a proposal, or if such rating agency does not confirm its ratings after the conditions set forth in the proposal have been satisfied, then any un-invested portion of the approximately $133.8 million plus certain interest proceeds remaining after payment of various fees and expenses and interest then payable on the Notes (and, under certain circumstances, certain required payments of principal on the Notes), will be used to pay principal of the Notes, in accordance with the priority of payments, until each such rating is confirmed or reinstated or such Class has been paid in full.

         If certain events occur which would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the aggregate outstanding notional amount of the Preferred Shares may require that the Issuer prepay all of the Notes.

         The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts and any capitalized interest amounts).

         The Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the reinvestment period, the Collateral Manager is unable to identify appropriate collateral debt securities that satisfy the eligibility criteria required under the Indenture in sufficient amounts to permit reinvestment and the Collateral Manager notifies the trustee and the Issuer of such election and the amount to be amortized.

         In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer, Co-Issuer or pool of assets securing the Notes to register as an investment company, and (2) the loss of the Issuer's status as a qualified REIT subsidiary of Arbor Realty SR, Inc.]

ITEM 8.01.    OTHER EVENTS.

         On December 14, 2006, Arbor issued a press release announcing the closing of the collateralized debt obligation disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is filed as Exhibit 99.1 hereto.

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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

         Exhibit Number
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              99.1         Press Release, dated December 14, 2006.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2006                  ARBOR REALTY TRUST, INC.


                                           By:    /s/ Walter K. Horn
                                                  ------------------------------
                                           Name:  Walter K. Horn
                                           Title: General Counsel, Secretary and
                                                  Director of Compliance

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                                  EXHIBIT INDEX

Exhibit Number
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     99.1           Press Release, dated December 14, 2006.

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